UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 27, 2006

GULFPORT ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19514	73-1521290
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14313 North May Avenue, Suite 100 Oklahoma City, OK		73134
(Address of principal executive offices)		(Zip code)

(405) 848-8807

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 27, 2006, Gulfport Energy Corporation, a Delaware corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Wexford Special Situations 1996, L.P., Wexford Special Situations 1996 Institutional, L.P., Wexford Special Situations 1996, Limited, Wexford-Euris Special Situations 1996, L.P., Wexford Spectrum Investors LLC, Wexford Capital Partners II, L.P., Wexford Overseas Partners I, L.P. (the “Wexford Funds” ), Liddell Investments, L.L.C., (“Liddell Investments”, and together with the Wexford Funds, the “Selling Stockholders”) and Johnson Rice & Company L.L.C., as representative of the underwriters identified therein (the “Underwriters”). The Underwriting Agreement relates to the offer and sale by the Selling Stockholders of 6,050,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), 5,631,011 of which are being offered and sold by the Wexford Funds and 418,989 of which are being offered and sold by Liddell Investments. The Company has granted the Underwriters an option, exercisable for 30 days from the date of the Underwriting Agreement, to purchase up to an aggregate of 907,500 additional shares of Common Stock at the offering price per Share. The Underwriters may exercise this option solely to cover overallotments, if any, made in connection with the offering. The price per Share to the Underwriters is $13.23, and the Underwriters will initially offer the Shares to the public at $14.00 per Share. The offering of the Shares was made under a Registration Statement on Form S-3 (File No. 333-133109) filed on April 7, 2006, as amended by Amendment No. 1 to the Registration Statement, filed on April 21, 2006, and Amendment No. 2 to the Registration Statement, filed on April 27, 2006 (collectively, the “Registration Statement”), including a prospectus dated April 28, 2006 (the “Prospectus”). The Shares are expected to be delivered to the Underwriters on May 3, 2006.

The Underwriting Agreement provides that the Underwriters’ obligations to purchase the Shares depend on the satisfaction of the conditions contained in the Underwriting Agreement. The conditions contained in the Underwriting Agreement include the condition that the representations and warranties made by the Company to the Underwriters are true, that there has been no material adverse change to the Company’s condition or in the financial markets and that the Company delivers to the Underwriters customary closing documents. The Underwriters are obligated to purchase all of the Shares (other than those covered by the over-allotment option described above) if they purchase any of the Shares.

The Company, the Company’s officers and directors, and the Selling Stockholders and certain of their affiliates have agreed that, for a period of 90 days from the date of the Prospectus, they will not, without the prior written consent of Johnson Rice & Company L.L.C., directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or file any registration statement under the Securities Act of 1933 with respect to any of the foregoing or enter into any swap or any other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Common Stock, except for the sale to the underwriters in the offering, the issuance by the Company of any securities or options to purchase Common Stock under existing, amended or new employee benefit plans maintained by the Company and the filing of or amendment to any registration statement related to the foregoing, the issuance by the Company of securities in exchange for or upon conversion of the Company’s outstanding securities described herein, the filing of or an amendment to any registration statement pursuant to registration rights held by third parties not subject to a lock-up agreement or certain transfers in the case of officers, directors or other stockholders in the form of bona fide gifts, intra family transfers and transfers related to estate planning matters. Notwithstanding the foregoing, if (1) during the last 17 days of such 90-day restricted period the Company issues an earnings release or (2) prior to the expiration of such 90-day restricted period the Company announces that the Company will release earnings results during the 16-day period beginning on the last day of the 90-day restricted period, the foregoing restrictions shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release; provided, however, that the restrictions will not apply if, as of the expiration of the restricted period, shares of Common Stock are “actively-traded securities” as defined in Regulation M. The Underwriters have advised the Company that they do not have any present intent to release the lock-up agreements prior to the expiration of the applicable restricted period.

ITEM 7.01	REGULATION FD DISCLOSURE

On April 27, 2006, the Company issued a press release announcing the pricing of the underwritten public offering of the Shares. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K, and the contents thereof are incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit No.	Description

99.1	Press Release dated April 27, 2006 announcing pricing of the underwritten public offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GULFPORT ENERGY CORPORATION

Date: May 3, 2006	By:	/s/ Michael G. Moore
Michael G. Moore
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated April 27, 2006 announcing pricing of the underwritten public offering.